Reg. Section 230.424(b)(3)
                                                 Registration No. 333-91149


   SUPPLEMENT TO PROSPECTUS, DATED DECEMBER 6, 1999, INCLUDED IN BINDLEY
      WESTERN INDUSTRIES, INC.'S  REGISTRATION STATEMENT ON FORM S-3
                       (REGISTRATION NO. 333-91149)

   The "Selling Stockholder" section of the Prospectus dated December 6, 1999, included in Bindley Western Industries, Inc.'s Registration Statement on Form S-3 (Registration No. 333-91149), is hereby supplemented to reflect a gift of 1,250 shares of our common stock from Tony R. Walters to each of his two children, Katie E. Walters and Casey W. Walters (the "Donees").
The Donees may offer and sell such shares from time to time in accordance with the methods described in the "Plan of Distribution" section of the Prospectus.

The date of this Supplement is February 29, 2000.